UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

CHINA EDUCATION TECHNOLOGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52407	94-3251254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8/F, Tower B, National Software Industry Zone, Gao Tang Xin Jian Zone, Tian He District Guangzhou, P.R.China 510663
(Address of principal executive offices)

Registrant’s telephone number, including area code: (8620) 6108-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
[Missing Graphic Reference]
 Copies to:
Greentree Financial Group Inc.
7951 SW 6th Street, Suite 216
Plantation, FL  33324
Phone: (954) 424-2345
Fax: (954) 424-2230

This Current Report on Form 8-K is filed by China Education Technology Inc., a Nevada corporation, in connection with the items described below.

Item 4.01   Changes in Registrant’s Certifying Accountant.

On January 24, 2011, the Company’s former independent accountant, Lake & Associates, CPA’s LLC (“Lake”), advised the Company that it would not seek re-election as the Company’s independent accountant and resigned as independent accountants  effective January 24, 2011.   The choice of new independent accountant was approved by the Board of Directors of the Company.

The former independent accountant’s report on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinions or disclaimer opinions, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the accountant’s report did not include any disclosure of uncertainty regarding the Company’s ability to continue as a going concern.

  During the Company’s last two fiscal years ended December 31, 2010 and December 31, 2009 and through January 24, 2011, the date of resignation and declination, there were no disagreements between the Company and Lake, its former independent accountant, on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountant, would have caused them to make reference to the subject matter of the disagreement in their report.

The Company requested Lake to furnish a letter addressed to the Securities and Exchange Commission stating whether or not Lake agrees with the statements in this 8-K. A copy of such letter is filed as exhibit 16.1 to this 8-K.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

16.1 Letter from Lake & Associates, CPA’s LLC, dated January 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION TECHNOLOGY, INC. (Registrant)

Date: January 24, 2011	By:	/s/ Yan Bin Guo
Yan Bin Guo President, Chief Executive Officer